UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 2, 2004 (November 23, 2004)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington (Address of Principal Executive Offices)	98144 Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBITS
EXHIBIT 23.1
EXHIBIT 99.1

Item 8.01     Other Events.

     On November 23, 2004, Loudeye Corp. (“Loudeye” or the “Company”) filed a registration statement on Form S-1 (registration no. 333-120700) with the Securities and Exchange Commission. The registration statement includes disclosures in the 2003 consolidated financial statements relating to Loudeye’s acquisition in June 2004 of On Demand Distribution Limited (“OD2”) and liquidity risks relating to Loudeye’s payment obligations under the terms of the OD2 acquisition.

     In connection with filing of the 2003 consolidated financial statements included in the registration statement, PricewaterhouseCoopers LLP (“PwC”), Loudeye Corp.’s independent registered public accounting firm for the year ended December 31, 2003, issued an updated report regarding Loudeye Corp.’s consolidated financial statements for the year ended December 31, 2003, a copy of which filed as Exhibit 99.1 to this current report on Form 8-K. Note 1 to the updated consolidated financial statements includes additional disclosure regarding liquidity risks associated with the OD2 transaction and the report of PwC includes the following emphasis of a matter paragraph relating to the OD2 acquisition:

     In June 2004, the Company acquired On Demand Distribution Limited (“OD2”). The terms of this acquisition require the payment of £9.6 million (approximately $17.3 million based on exchange rates as of September 30, 2004, including approximately $2.6 million to be held in escrow and not yet accounted for) through November 30, 2005, to OD2’s shareholders, plus additional contingent consideration of up to £10.0 million (approximately $18.0 million based on exchange rates as of September 30, 2004) if OD2 achieves certain financial performance targets during the period through November 30, 2006. The payments are to be made in British pounds, and accordingly, the
Company is exposed to risks with changes in the prevailing exchange rate. Any decrease in the value of the U.S. dollar against the British pound will cause a proportional increase in the amount of the future consideration the Company must pay to the former OD2 shareholders. The Company may elect to pay amounts due to OD2’s shareholders in shares of the Company’s common stock. However, in accordance with the rules of the NASDAQ Stock Market, approval of the Company’s stockholders (excluding shares issued in connection with the OD2 transaction) will be required prior to any election to satisfy these payments in shares. Such approval cannot be assured. As discussed in
Note 1, if the stockholders do not approve the issuance of the additional common shares, the Company will be unable to pay the OD2 transaction amounts due in 2005 in cash. In addition, as a result of the Company’s acquisition of OD2, the Company will be required to provide additional funding to support OD2’s ongoing operations. There can be no assurance that the Company’s cash balances after December 31, 2004 will be sufficient to sustain its operations in 2005 and to fund the ongoing operations of OD2.

     Other than the foregoing additional disclosures, the report of PwC for the year ended December 31, 2003, and Loudeye’s consolidated financial statements for such period are unchanged.

Item 9.01     Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

99.1	Loudeye Corp. and Subsidiaries Consolidated Financial Statements for the Year Ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

Dated:	December 2, 2004	By:	/s/ Lawrence J. Madden

Lawrence J. Madden Executive Vice President and Chief Financial Officer

EXHIBITS

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1	Loudeye Corp. and Subsidiaries Consolidated Financial Statements for the Year Ended December 31, 2003.